Rule 424(b)(2)
Registration No. 333-124535
PRICING SUPPLEMENT TO PROSPECTUS DATED MAY 12, 2005, AS SUPPLEMENTED BY PROSPECTUS SUPPLEMENT DATED
MAY 12, 2005, AND SUPPLEMENTAL TO THE OFFICERS’ CERTIFICATE AND COMPANY
ORDER, DATED MAY 12, 2005 NO. 1      DATED Monday, July 25, 2005
U.S. BANCORP
Medium-Term Notes, Series P (Senior)
Medium-Term Notes, Series Q (Subordinated)

CUSIP No.:		91159HGJ3

Series:

☑	Series P (Senior)
☐	Series Q (Subordinated)

Form of Note:

☑	Book-Entry
☐	Certificated

Principal Amount:		$500,000,000.00

Trade Date:		Monday, July 25, 2005

Original Issue Date:		Friday, July 29, 2005

Maturity Date:		Thursday, July 29, 2010

Base Rate (and, if applicable, related Interest Periods):

☑	Fixed Rate Note
☐	Commercial Paper Note
☐	Federal Funds Note
☐	LIBOR Note
☐	EURIBOR Note
☐	Prime Rate Note
☐	CD Rate Note
☐	Treasury Rate Note
☐	CMT Rate Note
☐	Other Base Rate
☐	Zero Coupon Note
Agent’s Commission:
Redemption Terms:
Other Terms:
The Notes may be held through one or more international and domestic clearing systems, principally the book-entry systems operated by DTC in the United States, and Euroclear or Clearstream in Europe.
Name of Agent and Delivery Instructions:
Citigroup Global Markets Inc. and Credit Suisse First Boston LLC
DTC #355

Columbus/432704.2
Issue Price (Dollar Amount and Percentage of Principal Amout):

Amount:	$498,630,000.00 / 99.7260%

Proceeds to the Company:	$498,585,000.00

Interest Rate/Initial Interest Rate:	4.5000%

Interest Payment Dates:	Semi-annually on the 29th of January and July, commencing January 29, 2006

Regular Record Date:	15 calendar days preceding each Interest Payment Date

Interest Determination Date:	n/a

Interest Reset Date:	n/a

Index Source:	n/a

Index Maturity:	n/a

Spread:

Spread Multiplier:

Maximum Interest Rate:

Day Count:	30/360

Minimum Interest Rate:
For Original Issue Discount Notes:
Original Issue Discount %:
Yield to Maturity:
Original Issue Discount Notes:
☐	Subject to special provisions set forth therein with respect to the prinipal amount thereof payable upon any redemption or acceleration of the maturity thereof.

☐	For Federal income tax purposes only.
Signature
/s/ Daryl N. Bible

(Authorized signature)                                                           Daryl N. Bible
/s/ Kenneth D. Nelson

(Authorized signature)                                                       Kenneth D. Nelson